**STATE OF NEVADA**

***FRANCISCO V. AGUILAR***
*Secretary of State*

***GABRIEL DI CHIARA***
*Chief Deputy*

**OFFICE OF THE**
**SECRETARY OF STATE**

*Commercial Recordings Division*
*202 N. Carson Street*
*Carson City, NV 89701*
*Telephone (775) 684-5708*
*Fax (775) 684-7138*

*North Las Vegas City Hall*
*2250 Las Vegas Blvd North, Suite 400*
*North Las Vegas, NV 89030*
*Telephone (702) 486-2880*
*Fax (702) 486-2888*

## Business Entity - Filing Acknowledgement

01/13/2023

| | |
|---|---|
| **Work Order Item Number:** | W2023011301744-2634180 |
| **Filing Number:** | 20232881480 |
| **Filing Type:** | Certificate Pursuant to NRS 78.209 |
| **Filing Date/Time:** | 1/13/2023 2:19:00 PM |
| **Filing Page(s):** | 2 |

**Indexed Entity Information:**

| | |
|---|---|
| **Entity ID:** E0195302007-1 | **Entity Name:** MARIZYME, INC. |
| **Entity Status:** Active | **Expiration Date:** None |

Commercial Registered Agent
VCORP SERVICES, LLC
701 S. CARSON STREET, SUITE 200, Carson City, NV 89701, USA

The attached document(s) were filed with the Nevada Secretary of State, Commercial Recording Division. The filing date and time have been affixed to each document, indicating the date and time of filing. A filing number is also affixed and can be used to reference this document in the future.

Respectfully,

FRANCISCO V. AGUILAR
Secretary of State

| Filed in the Office of | Business Number E0195302007-1 |
|---|---|
| Secretary of State State Of Nevada | Filing Number 20232881480 |
| | Filed On 1/13/2023 2:19:00 PM |
| | Number of Pages 2 |

**FRANCISCO V. AGUILAR**
**Secretary of State**
**202 North Carson Street**
**Carson City, Nevada 89701-4201**
**(775) 684-5708**
**Website: www.nvsos.gov**

# Certificate of Change Pursuant to NRS 78.209

**TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT**

**INSTRUCTIONS:**

**1.** Enter the current name as on file with the Nevada Secretary of State and enter the Entity or Nevada Business Identification Number (NVID).

**2.** Indicate the current number of authorized shares and par value, if any, and each class or series before the change.

**3.** Indicate the number of authorized shares and par value, if any of each class or series after the change.

**4.** Indicate the change of the affected class or series of issued, if any, shares after the change in exchange for each issued share of the same class or series.

**5.** Indicate provisions, if any, regarding fractional shares that are affected by the change.

**6.** NRS required statement.

**7.** This section is optional. If an effective date and time is indicated the date must not be more than 90 days after the date on which the certificate is filed.

**8.** Must be signed by an Officer. Form will be returned if unsigned.

| | |
|---|---|
| **1. Entity Information:** | Name of entity as on file with the Nevada Secretary of State:<br>Marizyme, Inc.<br>Entity or Nevada Business Identification Number (NVID): NV20071413059 |
| **2. Current Authorized Shares:** | The current number of authorized shares and the par value, if any, of each class or series, if any, of shares before the change:<br>The current number of authorized shares of common stock, par value $0.001 per share ("common stock"), is 300,000,000, and the current number of authorized shares of preferred stock, par value $0.001 per share, is 25,000,000. |
| **3. Authorized Shares After Change:** | The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change:<br>The number of authorized shares of common stock will be decreased to 20,000,000. |
| **4. Issuance:** | The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series:<br>Every fifteen (15) shares of the issued and outstanding common stock will be changed into one (1) share. |
| **5. Provisions:** | The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby:<br>No fractional shares are anticipated as a result of the foregoing change. |
| **6. Provisions:** | The required approval of the stockholders has been obtained. |
| **7. Effective date and time:** (Optional) | Date: 01/17/2023 Time: 5:15 PM<br>(must not be later than 90 days after the certificate is filed) |
| **8. Signature:** (Required) | X DocuSigned by: David Barthel 248ED5544A78464...<br>Signature of Officer<br>Chief Executive Officer — Title<br>01/13/2023 — Date |

This form must be accompanied by appropriate fees.
If necessary, additional pages may be attached to this form.

**FRANCISCO V. AGUILAR**
**Secretary of State**
**202 North Carson Street**
**Carson City, Nevada 89701-4201**
**(775) 684-5708**
**Website: www.nvsos.gov**

# Certificate of Change Pursuant to NRS 78.209

**TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT**

**INSTRUCTIONS:**

**1.** Enter the current name as on file with the Nevada Secretary of State and enter the Entity or Nevada Business Identification Number (NVID).

**2.** Indicate the current number of authorized shares and par value, if any, and each class or series before the change.

**3.** Indicate the number of authorized shares and par value, if any of each class or series after the change.

**4.** Indicate the change of the affected class or series of issued, if any, shares after the change in exchange for each issued share of the same class or series.

**5.** Indicate provisions, if any, regarding fractional shares that are affected by the change.

**6.** NRS required statement.

**7.** This section is optional. If an effective date and time is indicated the date must not be more than 90 days after the date on which the certificate is filed.

**8.** Must be signed by an Officer. Form will be returned if unsigned.

| | |
|---|---|
| **1. Entity Information:** | Name of entity as on file with the Nevada Secretary of State:<br>Marizyme, Inc.<br>Entity or Nevada Business Identification Number (NVID): NV20071413059 |
| **2. Current Authorized Shares:** | The current number of authorized shares and the par value, if any, of each class or series, if any, of shares before the change:<br>The current number of authorized shares of common stock, par value $0.001 per share ("common stock"), is 300,000,000, and the current number of authorized shares of preferred stock, par value $0.001 per share, is 25,000,000. |
| **3. Authorized Shares After Change:** | The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change:<br>The number of authorized shares of common stock will be decreased to 20,000,000. |
| **4. Issuance:** | The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series:<br>Every fifteen (15) shares of the issued and outstanding common stock will be changed into one (1) share. |
| **5. Provisions:** | The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby:<br>No fractional shares are anticipated as a result of the foregoing change. |
| **6. Provisions:** | The required approval of the stockholders has been obtained. |
| **7. Effective date and time:** (Optional) | Date: 01/17/2023 Time: 5:15 PM<br>(must not be later than 90 days after the certificate is filed) |
| **8. Signature:** (Required) | X DocuSigned by: David Barthel 248ED5544A78464... Signature of Officer — Chief Executive Officer (Title) — 01/13/2023 (Date) |

This form must be accompanied by appropriate fees.
If necessary, additional pages may be attached to this form.